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                                                             Exhibit 99.26(e)(9)

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[GROUP LIFE INSURANCE EVIDENCE OF INSURABILITY]

MINNESOTA LIFE INSURANCE COMPANY - A Securian Company                                                        [MINNESOTA LIFE LOGO]
[400 Robert Street North - B1-3102 - St. Paul, Minnesota 55101-2098 - Fax 651-665-7092]

[EMPLOYER NAME:]                                                                [POLICY NUMBER:]

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[EMPLOYEE INFORMATION (always complete for coverage that requires evidence of insurability)]
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First name    Middle initial    Last name                [Daytime phone number]         [Evening phone number]
[John         C.                Doe]                     [(111) 222-3333]               [(111) 222-4444]
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Street address                                           City                           State     Zip code
[ 123 Main Street]                                       [Anytown]                      [USA]     [11111]
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[Date of birth]      [Employee ID]        [Annual salary]            [Date of employment]         [Gender]
[01-01-60]           [ 123-45-6789 ]      [ $75,000 ]                [01-01-2000]                 [[X] Male [ ] Female]
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[Total amount of insurance requested]                                [Email address]
[$      increments to a maximum of $     ]                           [John.Doe@web.com]
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[Have you used tobacco in any form during the past twelve months or are you currently using nicotine in any form?][ [ ]Yes [X]No]
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[SPOUSE INFORMATION (only complete if coverage requires evidence of insurability]
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[First name   Middle initial    Last name]               [Daytime phone number]         [Evening phone number]
[Jane         C.                Doe]                     [(111) 222-3333]               [(111) 222-4444]
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[Date of birth]                           [Employee ID]                                 [Gender]
[01-01-60]                                [ 123-45-6789 ]                               [[ ] Male [X] Female]
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[Total amount of insurance requested]                                [Email address]
[$       increments to a maximum of $      ]                         [Jane.Doe@web.com]
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[Have you used tobacco in any form during the past twelve months or are you currently using nicotine in any form?][ [ ]Yes [X]No]
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[ CHILDREN INFORMATION (only complete if coverage requires evidence of insurability and list names and dates of birth)]
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[Alice Doe 01-01-89             Betty Doe 01-01-92                   [Total amount of insurance requested]
Charlie Doe 01-01-93            David Doe 01-01-95]                  [$      increments to a maximum of $     ]
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HEALTH QUESTIONS [(always complete for coverage that requires evidence of insurability)]
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  [Employee]      [Spouse]      [Children]    [Employee]                     [Spouse]
--------------  ------------  --------------  Height [5'11"] Weight [175]    [Height] [5'5"] [Weight] [135] [Occupation] [Analyst]
  [Yes] [No]     [Yes] [No]     [Yes] [No]    --------------------------------------------------------------------------------------
  [[ ]  [X]]     [[ ]  [X]]     [[ ]  [X]]    (1)  During the past three years, have you for any reason consulted a physician(s) or other health care provider(s) or been hospitalized?
  [[ ]  [X]]     [[ ]  [X]]     [[ ]  [X]]    (2)  Have you ever had, or been treated for, any of the following: heart, lung, kidney, liver, nervous system, or mental disorder; high blood pressure; stroke;
                                                   diabetes; cancer or tumor; drug or alcohol abuse including addiction?
  [[ ]  [X]]     [[ ]  [X]]     [[ ]  [X]]    (3)  Have you ever been diagnosed as having Acquired Immune Deficiency Syndrome
                                                   (AIDS), or any disorder of your immune system; or had any test showing evidence of antibodies to the AIDS virus (a positive HIV test)?

IF YOU ANSWER "YES" TO ANY QUESTION, PLEASE PROVIDE ADDITIONAL INFORMATION BELOW OR ON A SEPARATE SHEET OF PAPER.
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ADDITIONAL HEALTH INFORMATION (provide details for every "Yes" answer to the health questions)
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                                   NAME AND ADDRESS OF DOCTOR, CLINIC,           REASON FOR
NAME                 DATE                       HOSPITAL                        CONSULTATION            DIAGNOSIS AND TREATMENT
--------------   ------------   -----------------------------------------   --------------------   ---------------------------------






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[FOR OFFICE USE ONLY:
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EMPLOYEE                                  SPOUSE                                    CHILDREN
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Current in force      U/W applied for     Current in force     U/W applied for      Current in force      U/W applied for
[$ 0.00 ]             [$ 50,000 ]         [$0.00 ]             [$50,000 ]           [$0.00 ]              [$10,000 ] ]
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      [ -> -> -> -> -> -> PLEASE READ & SIGN NEXT PAGE & SEND ALL PAGES TO MINNESOTA LIFE -> -> -> -> -> ->]

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AUTHORIZATION
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I authorize any health plan, physician, health care professional, hospital, clinic, laboratory, pharmacy, medical facility, pharmacy benefit manager, or other health care provider that has provided payment, treatment or services to me or on my behalf to disclose my entire medical record and any other protected health information concerning me to Minnesota Life Insurance Company, (the Company), and its employees, reinsurers and representatives. This includes information on the diagnosis or treatment of Human Immunodeficiency Virus (HIV) infection and sexually transmitted diseases. This also includes information on the diagnosis and treatment of mental illness and the use of alcohol, drugs and tobacco.

I also authorize any person(s), medical practitioner, institution, insurance company or Medical Information Bureau (MIB) to give any medical or nonmedical information about me including alcohol or drug abuse, to the Company and its reinsurers. I authorize all said sources, except MIB, to give such information to any agency employed by the Company to collect and transmit such information. I authorize the Company, or its reinsurers, to make a brief report of my personal health information to MIB.

This protected health information is to be disclosed under this Authorization so the Company may: 1) underwrite my application for coverage, make eligibility, risk rating, policy issuance and enrollment determinations; 2) obtain reinsurance; 3) administer claims and determine or fulfill responsibility for coverage and provision of benefits; 4) administer coverage; and 5) conduct other legally permissible activities that relate to any coverage I have or have applied for with the Company.

This Authorization shall remain in force for 24 months following the date of my signature below. A copy of this Authorization is as valid as the original. I understand I am entitled to receive a copy of this Authorization. I understand that I have the right to revoke this Authorization in writing, at any time, by sending a written request for revocation to the Company. I understand that a revocation does not apply to any action that was taken in reliance on this Authorization or to the Company's legal right to contest a claim under an insurance policy or to contest the policy itself. I understand that there is a possibility of re-disclosure of any information disclosed pursuant to this authorization and that information, once disclosed, may no longer be protected by federal rules governing privacy and confidentiality. I understand that if I refuse to sign this Authorization to release my complete medical record, the Company may not be able to process my application, or if coverage has been issued may not be able to make any benefit payments.

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CONSUMER PRIVACY NOTICE
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To underwrite your insurance request, the Company may ask for additional personal information, such as an insurance medical exam; lab tests; medical records from your insurance company, physician or hospital; a report from the Medical Information Bureau (MIB), a non-profit organization of life insurance companies that exchanges information among its members. Information about your insurability is confidential. Without your express authorization, the Company or its reinsurers may send your information to government agencies that regulate insurance; or, without identifying you, to insurance organizations for statistical studies. If you apply to a MIB member company for life or health insurance, or submit a benefits claim for benefits to a member company, the MIB, upon request, will supply the member company with the information in its file. You or your authorized representative have the right to: receive by mail or to copy your personal information in the Company or MIB files, including the source and who received copies within the past two years; to correct or amend personal information in these files; to know specific reasons why coverage was not issued as applied for; and to revoke your authorization at any time. At your written request, within 30 days the Company will explain in writing how to learn what is in your file, its source, how to correct or amend it or how to learn why coverage was not issued as applied for. You can send the Company a written statement as to why you disagree. If we correct or amend the information, we will notify you and anyone who may have received the information. If we do not agree with your statement, we will notify you and keep your statement in your file.

FOR FURTHER INFORMATION ABOUT YOUR FILE     FOR INFORMATION ABOUT THE MIB, YOU
OR YOUR RIGHTS, YOU MAY CONTACT:            MAY CONTACT:

Group Division Underwriting                 MIB
Minnesota Life Insurance Company            50 Braintree Hill, Suite 400
400 Robert Street North                     Braintree, MA 02184-8734
St. Paul, Minnesota 55101-2098              MIB Telephone: (866) 692-6901
Telephone: [800-872-2214]                   MIB TTY: (866) 346-3642
                                            Website: www.mib.com

I have read this Authorization and Consumer Privacy Notice and I understand I can have copies. The answers provided on this application are representations of the person signing below. The answers given are true and complete. It is understood that Minnesota Life Insurance Company shall incur no liability because of this application unless and until it is approved by the Company and the first premium is paid while my health and other conditions affecting my insurability are as described in this application. I authorize my employer to withdraw premiums from my salary to pay for this coverage. I understand that false or incorrect answers to the above questions may lead to rescission of coverage. If coverage is rescinded, an otherwise valid claim will be denied.

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
[Employee name (Please print)]                      [Date of birth]
[John Doe ]                                         [01-01-60]
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[Employee signature]        Daytime phone number    Evening phone number    Date signed
X [ /s/ John Doe ]          [(111) 222-3333]        [(111) 222-4444]        [11-01-2012]
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[Spouse name (Please print)]                        [Date of birth)]
[Jane Doe ]                                         [01-01-60]
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[Spouse signature]          [Daytime phone number]  [Evening phone number]  [Date signed]
X[ /s/ Jane Doe ]           [(111) 222-3333]        [(111) 222-4444]        [11-01-2012]
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